Exhibit 5.2

December 10, 2003

Wynn Resorts, Limited

3145 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), and Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Guarantor”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of $250,000,000 aggregate principal amount of the Company’s 6% Convertible Subordinated Debentures due 2015 (the “Debentures”) issued under the Indenture, dated as of July 7, 2003, by and among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Indenture”), 10,869,550 shares of the Company’s common stock, par value $0.01 per share, issuable upon conversion or redemption of the Debentures (the “Stock”), the guaranty by the Guarantor of the Debentures on a senior secured basis (the “Subsidiary Guaranty”), and the guaranty by the Company of the obligations of the Guarantor under the Subsidiary Guaranty on an unsecured subordinated basis (the “Parent Guaranty” and together with the Subsidiary Guaranty, the “Guarantees” and together with the Debentures and the Stock, the “Securities”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantor in connection with the issuance of the Securities, all as referenced in the Registration Statement. For purposes of this opinion, we have assumed all proceedings will be timely completed in the manner presently proposed, that the Stock will be issued in accordance with the terms of the Debentures, and that the terms of such issuance will be otherwise in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as such documents, agreements, instruments and corporate records, as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Wynn Resorts, Limited

December 10, 2003

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the obligations of each party set forth in the Debentures and the Indenture are its valid and binding obligations, enforceable in accordance with their respective terms; (ii) each document we reviewed has been duly executed and delivered by the parties thereto other than the Company and the Guarantor to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; and (v) all corporate records made available to us by the Company and the Guarantor and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or “blue sky” laws.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that (i) the Debentures and the Guarantees have been duly authorized, and (ii) the Stock has been duly authorized and reserved for issuance and, when and to the extent the Debentures are converted or redeemed in accordance with the terms thereof, together with the payment in full of all conversion and exercise prices, the Stock will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Stock. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is

Wynn Resorts, Limited

December 10, 2003

expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Guarantor, or the Securities.

Very truly yours,

SCHRECK BRIGNONE